UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2011

CHINA MEDICINE CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-51379	51-0539830
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2/F, Guangri Tower
No. 9 Siyounan Road 1st Street
Yuexiu District
Guangzhou, China 510600
(Address of registrant’s principal executive office)

(8620) 8739-1718 and (8620) 8737-8212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2011, the Board of Directors (the “Board”) of China Medicine Corporation, a Nevada corporation (the “Company”), adopted, subject to stockholder approval, the 2011 Long-Term Incentive Plan (the “2011 Incentive Plan”), covering a maximum of four million (4,000,000) shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).  The 2011 Incentive Plan provides for the grant of incentive and non-qualified stock options, stock appreciation rights, restricted shares and other equity-based incentives to employees, directors, and consultants.

The purpose of the 2011 Incentive Plan is to further and promote the interests of the Company, its subsidiaries and its shareholders by enabling the Company and its subsidiaries to attract, retain and motivate employees (including officers), directors and consultants, or those who will become employees, directors and consultants, and to align the interests of those individuals and the Company’s shareholders.  To do this, the 2011 Incentive Plan offers performance-based incentive awards and equity-based opportunities providing such employees, directors and consultants with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

The Board’s Compensation Committee (the “Compensation Committee”) will administer the 2011 Incentive Plan, review with management the adoption, amendment and termination of the 2011 Incentive Plan, and approve grants and awards under the 2011 Incentive Plan.  In the absence of the Compensation Committee, the 2011 Incentive Plan will be administered by the Board.  Each participant receiving an award under the 2011 Incentive Plan will enter into an award agreement (the “Award”) with the Company in a form specified by the Compensation Committee.  Each such participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the 2011 Incentive Plan.

The foregoing summary description of the 2011 Incentive Plan is qualified in its entirety by reference to the actual terms of the 2011 Incentive Plan, which is attached hereto as Exhibit 10.1.

Pursuant to the 2011 Incentive Plan, on February 25, 2011 we granted various employees of the Company non-qualified stock options to purchase an aggregate of five hundred thousand (500,000) shares of Common Stock at $1.80 per share.  The option grants are subject to stockholder approval of the 2011 Incentive Plan.

Item 9.01	Financial Statements and Exhibits.

 (d)           Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description

10.1	2011 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDICINE CORPORATION

By:	/s/ Senshan Yang
Name:	Senshan Yang
Title:	Chief Executive Officer
Date:    March 3, 2011